Exhibit 10.5

EXECUTION COPY

SENIOR SUBSIDIARY SECURITY AGREEMENT

SENIOR SUBSIDIARY SECURITY AGREEMENT, dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), made by the SUBSIDIARY GUARANTORS identified on the signature pages hereto and any other Person that becomes a Subsidiary Guarantor pursuant to the Senior Credit Agreement (as such term is defined below) (collectively, the “Grantors”), in favor of CITICORP NORTH AMERICA, INC., a Delaware corporation (“CNAI”), as Senior Collateral Agent.

Reference is made to the Senior Credit Agreement, dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among Rite Aid Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Senior Lenders”), CNAI, as administrative agent for the Senior Lenders, and the other agents party thereto.  Reference is also made to the Senior Subsidiary Security Agreement dated as of June 27, 2001, as amended and restated as of September 22, 2004 (the “Restatement Effective Date”) (as amended, supplemented or otherwise modified from time to time prior to the 2009 Restatement Effective Date, the “Original Senior Subsidiary Security Agreement”) among the Subsidiary Guarantors identified on the signature pages thereto and each other Person that became a Subsidiary Guarantor pursuant to the Senior Credit Agreement prior to the 2009 Restatement Effective Date (collectively, the “Original Grantors”) and Citicorp USA, Inc., a Delaware corporation, as senior collateral agent (in such capacity, the “Original Senior Collateral Agent”), pursuant to which the Original Grantors agreed to secure the Senior Obligations (as defined in the Original Senior Subsidiary Security Agreement).  The Original Grantors and the Original Senior Collateral Agent now wish to amend and restate the Original Senior Subsidiary Security Agreement in its entirety as set forth herein to secure the payment or performance, as the case may be, in full of the obligations under the Senior Subsidiary Guarantee Agreement.

The Senior Lenders have agreed to make Loans to the Borrower, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Senior Credit Agreement.  In addition, from time to time on or after the 2009 Restatement Effective Date, the Borrower may incur Additional Senior Debt Obligations to one or more Additional Senior Debt Parties pursuant to the Additional Senior Debt Documents.  Each of the Subsidiary Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Senior Credit Agreement and, to the extent specified in the Additional Senior Debt Documents, the Additional Senior Debt Obligations.  In order to induce the Senior Lenders to make the Loans, the Issuing Banks to issue Letters of Credit and Additional Senior Debt Parties to acquire Additional Senior Debt from, or otherwise extend credit constituting Additional Senior Debt to, the Borrower, the Grantors have agreed to guarantee the due and punctual payment of the Senior Obligations pursuant to the terms of the senior subsidiary guarantee agreement dated as of June 27, 2001, as amended and restated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Senior Subsidiary Guarantee Agreement”) among the Borrower, the Subsidiary Guarantors and the Senior Collateral Agent for the benefit of the Senior Secured Parties.

Accordingly, the Grantors and the Senior Collateral Agent, on behalf of themselves and each Senior Secured Party (and each of their respective successors and assigns), hereby agree as follows:

SECTION 1.  Defined Terms.

SECTION 1.01.  Definitions. (a)  Unless otherwise defined herein capitalized terms used herein shall have the meanings given in the Definitions Annex attached as Annex 2 hereto (as amended, supplemented or otherwise modified from time to time), or if not defined therein, as defined in the Senior Credit Agreement.  All terms defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meanings specified therein.

(b)  The following terms shall have the following meanings:

“Accounts Receivable” means, with respect to each Grantor, all right, title and interest of such Grantor to Accounts and all of its right, title and interest in any returned goods, together with all rights, titles, securities and guaranties with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary in each case whether due or become due, whether now or hereafter arising in the future.

“Blocked Account” means each of the accounts established by the applicable Grantors listed in Section 4 of Schedule 3 to this Agreement and maintained with a Blocked Account Bank pursuant to a Blocked Account Agreement.

“Blocked Account Agreement” means any Blocked Account Agreement between the Senior Collateral Agent and a Blocked Account Bank substantially in the form of Schedule 4 to this Agreement.

“Blocked Account Bank” means any bank or financial institution that is satisfactory to the Senior Collateral Agent and the Borrowing Base Agent that executes and delivers to the Senior Collateral Agent a Blocked Account Agreement.

“Blocked Account Cash Sweep Notice” means a notice in the form attached as Exhibit A to the Blocked Account Agreement.

“Cash Management Accounts” mean, collectively,  (a) the Blocked Accounts, (b) the Deposit Accounts, (c) the Concentration Account and (d) the Citibank Concentration Accounts.

“Cash Management System” means the system of cash management described in Schedule 3 to this Agreement.

“Cash Sweep Cash Collateral Account” means the collateral account established as part of the Cash Management System at Citibank, N.A. and under the sole dominion and control of the Senior Collateral Agent, Account No. 30429836.

“Cash Sweep Notice” means (a) any Blocked Account Cash Sweep Notice and (b) the Concentration Account Cash Sweep Notice.

“Cash Sweep Period” means any period in which funds are transferred from (a) any Blocked Account to the Concentration Account or any Citibank Concentration Account, as applicable, pursuant to a Blocked Account Cash Sweep Notice or (b) the Concentration Account to any Citibank Concentration Account pursuant to a Concentration Account Cash Sweep Notice.

“Citibank Concentration Account” means the account established at Citibank and under sole dominion and control of the Senior Collateral Agent, CNAI FAO Rite Aid Concentration Account No. 30582785, together with any similar account established at Citibank, N.A. for the purpose of collecting funds during a Cash Sweep Period.

“Concentration Account” means the cash collateral account established at JPMorgan Chase Bank and maintained with the Concentration Account Bank pursuant to a Concentration Account Agreement, Account No. 9102750222.

“Concentration Account Agreement” means a Concentration Account Agreement between any Subsidiary Guarantor, the Senior Collateral Agent and a bank or financial institution satisfactory to the Senior Collateral Agent substantially in the form of Schedule 7 to this Agreement.

“Concentration Account Bank” means a bank or financial institution that is satisfactory to the Senior Collateral Agent and the Borrowing Base Agent that executes and delivers to the Senior Collateral Agent a Concentration Account Agreement.

“Concentration Account Cash Sweep Notice” means a notice in the form attached as Exhibit A to the Concentration Account Agreement.

“Contracts” means, with respect to each Grantor, all rights of such Grantor under all contracts and agreements to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of such Grantor to exercise all remedies thereunder.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor:  (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Deposit Account” means, collectively, (a) the Lockbox Account and (b) the Government Lockbox Account, as well as any demand, time, savings, passbook, or similar account maintained with a bank or other financial institution.  The term “Deposit Account” shall not include investment property or accounts evidenced by an instrument.

“Event of Default” means an “Event of Default” as defined in the Senior Credit Agreement or any Additional Senior Debt Facility.

“Government Lockbox Account” means the deposit account and corresponding lockbox established and maintained at Mellon Bank, N.A., Account No. 1037294 or another Government Lockbox Account Bank.

“Government Lockbox Account Agreement” means any Government Lockbox Account Agreement between the Senior Collateral Agent and a Government Lockbox Account Bank substantially in the form of Schedule 6 to this Agreement.

“Government Lockbox Account Bank” means any bank or financial institution that is satisfactory to the Senior Collateral Agent and the Borrowing Base Agent that executes and delivers to the Senior Collateral Agent a Government Lockbox Account Agreement.

“Indemnitee” means the Senior Secured Parties and their respective officers, directors, trustees, affiliates and controlling Persons.

“Intellectual Property” means all inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Advances” means any advances or open accounts owing by the Borrower or any Subsidiary to any Grantor.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party.

“Lockbox Account” means the deposit account and corresponding lockbox established at Mellon Bank, N.A. and maintained with the Lockbox Account Bank pursuant to a Lockbox Account Agreement, Account No. 0693636.

“Lockbox Account Agreement” means any Lockbox Account Agreement between the Senior Collateral Agent and a Lockbox Account Bank substantially in the form of Schedule 5 to this Agreement.

“Lockbox Account Bank” means any bank or financial institution that is satisfactory to the Senior Collateral Agent and the Borrowing Base Agent that executes and delivers to the Senior Collateral Agent a Lockbox Account Agreement.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor:  (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the equivalent thereof in any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Prescription Files” means, as to any Grantor, all right, title and interest of such Grantor in and to all prescription files maintained by it or on its behalf, including all patient profiles, customer lists, customer information and other records of prescriptions filled by it, in whatever form and wherever maintained by it or on its behalf, and all goodwill and other intangible assets arising from the maintenance of such records and the possession of information contained therein.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Senior Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringements of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Senior Collateral.

“Senior Collateral” is defined in Section 2 of this Agreement.

“Senior Collateral Account” means any collateral account established by the Senior Collateral Agent as provided in Section 5.03 or Section 7.02.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor:  (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

SECTION 1.02.  Other Definitional Provisions.  (a)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the obligations under the Senior Subsidiary Guarantee Agreement, each Grantor hereby assigns and pledges to the Senior Collateral Agent, its successors and assigns, for the ratable benefit of the Senior Secured Parties, and hereby grants to the Senior Collateral Agent, its successors and assigns, for the ratable benefit of the Senior Secured Parties, a security interest in all right, title or interest now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Senior Collateral”):

(a) all Accounts Receivable and Chattel Paper;

(b) all Deposit Accounts;

(c) the Cash Management Accounts and the funds on deposit therein;

(d) all Contracts;

(e) all Documents;

(f) all General Intangibles;

(g) all Instruments;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Prescription Files;

(k) all books and records pertaining to any and all of the foregoing; and

(l) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

Nothing contained in this Section 2 is intended to limit any Grantor’s rights to create Permitted Liens (as defined below).  Notwithstanding anything else contained in this Section 2 to the contrary, Senior Collateral shall not include any Equity Interests of any Subsidiary.  Senior Collateral shall not include any property specified in Section 2(h) above if the granting of a security interest therein would jeopardize the Grantor’s rights in any pending intent-to-use applications for Federal Trademark registration.  Furthermore, notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 2 attach to any lease, license, contract, property rights or agreement to which each Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in clause (i) or (ii) of this sentence.

Each Grantor hereby irrevocably authorizes the Senior Collateral Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements (including fixture filings) and amendments thereto without the signature of such Grantor in such form and in such filing offices as the Senior Collateral Agent reasonably determine, that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and (b) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.  The Grantor agrees to provide such information to the Senior Collateral Agent and the Borrowing

Base Agent promptly upon request by either of them.  In addition, each Grantor hereby authorizes and agrees that such financing statements may describe the Senior Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Senior Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Senior Collateral Agent herein, including describing such property as “all assets now owned or hereafter acquired” or “all personal property now owned or hereafter acquired.”

Each Grantor also ratifies its authorization for the Senior Collateral Agent to file in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the Restatement Effective Date.

The Senior Collateral Agent is further authorized to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in the Senior Collateral granted by each Grantor hereunder, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Senior Collateral Agent as secured parties.

Such security interests are granted as security only and shall not subject the Senior Collateral Agent nor any Senior Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Senior Collateral.

SECTION 3.  Representations and Warranties.  Each Grantor hereby represents and warrants, as to itself and the Senior Collateral in which the security interest is created hereunder, that:

SECTION 3.01.  Title; No Other Liens.  Except for the security interest granted to the Senior Collateral Agent for the ratable benefit of the Senior Secured Parties pursuant to this Agreement and the other Liens (including the Second Priority Liens) permitted to exist pursuant to the Senior Credit Agreement and the other Senior Debt Documents (the “Permitted Liens”), each Grantor owns each item of the Senior Collateral free and clear of any and all Liens or claims of others (or arrangements reasonably satisfactory to the Senior Collateral Agent have been made for the timely release or discharge of such Liens).  No security agreement, financing statement or other public notice with respect to all or any part of such Senior Collateral is on file or of record in any public office, except such as have been filed or will be filed, pursuant to this Agreement, in favor of the Senior Collateral Agent, for the ratable benefit of the Senior Secured Parties, or in respect of Permitted Liens (or arrangements reasonably satisfactory to the Senior Collateral Agent have been made for the timely termination of such agreement or financing statement). Further, no Grantor has intentionally entered into any contract, lease or license in anticipation of this Agreement, which by its terms, validly prohibits the granting of a security interest in the Senior Collateral herein.

SECTION 3.02.  Enforceable Obligation; Perfected, First Priority Security Interests.  This Agreement constitutes a legal, valid and binding obligation of each Grantor, enforceable against such Grantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions contemplated by or specified in this Agreement (or in the case of Instruments, delivery to the Senior Collateral Agent or their designees) shall constitute fully perfected security interests in the Senior Collateral in favor of the Senior Collateral Agent for the ratable benefit of the Senior Secured Parties, and (b) are prior and superior in right to all other Liens (other than Permitted Liens, to the extent that such Permitted Liens are expressly permitted by the Senior Debt Documents to have priority) on the Senior Collateral in existence on the 2009 Restatement Effective Date.

SECTION 3.03.  Chief Executive Office; Jurisdiction of Incorporation.  As of the 2009 Restatement Effective Date, each Grantor’s chief executive office, principal place of business and jurisdiction of incorporation is located at the locations listed in Schedule 8 hereto.

SECTION 3.04.  Farm Products.  None of the Senior Collateral constitutes, or is the Proceeds of, Farm Products (as such term is defined in the Uniform Commercial Code).

SECTION 3.05.  Intellectual Property.  (a)  Schedule 2 lists all Intellectual Property owned (and registered with the U.S. Copyright Office or the U.S. Patent and Trademark Office) or licensed by such Grantor in its own name on the Restatement Effective Date.

(b)  On the date hereof, based on information known, or reasonably available to such Grantor, all Intellectual Property material to the conduct of such Grantor’s business is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)  Except as set forth in Schedule 2, on the Restatement Effective Date, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)  On the 2009 Restatement Effective Date, based on information known, or reasonably available to such Grantor, no holding decision or judgment has been rendered by any Governmental Authority which would materially limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)  Except as set forth on Schedule 2, on the Restatement Effective Date, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to materially limit, cancel or question the validity of any Intellectual Property material to the conduct of such Grantor’s business or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

SECTION 4.  Covenants.  Each Grantor covenants and agrees with the Senior Secured Parties that, from and after the 2009 Restatement Effective Date until this Agreement is terminated and the security interests created hereby are released:

SECTION 4.01.  Delivery of Instruments.  If an Intercompany Advance owned by such Grantor shall be or become evidenced by any promissory note, or other Instrument, upon the request of the Senior Collateral Agent, such promissory note, or other Instrument shall be immediately delivered to the Senior Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Senior Collateral Agent, to be held as Senior Collateral pursuant to this Agreement.

SECTION 4.02.  Maintenance of Insurance.  Each Grantor shall maintain insurance policies in accordance with the requirements of Section 5.07 of the Senior Credit Agreement.

SECTION 4.03.  Maintenance of Perfected Security Interest; Further Documentation.  (a)Each Grantor shall maintain the security interests created by this Agreement as first priority perfected security interests subject only to Permitted Liens, to the extent such Permitted Liens are expressly permitted by the Senior Debt Documents to have priority, and shall defend such security interests against all claims and demands of all Persons whomsoever (other than those pursuant to Permitted Liens).

(b)  At any time and from time to time, upon the written request of the Senior Collateral Agent or any Borrowing Base Agent, and at the sole expense of a Grantor, such Grantor shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Senior Collateral Agent or any Borrowing Base Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests created hereby.

(c)  No Grantor shall intentionally enter into any contract, lease or license which by its terms would validly prohibit the grant of a security interest in the Senior Collateral under this Agreement.

SECTION 4.04.  Further Identification of Senior Collateral.  Each Grantor shall furnish to the Senior Collateral Agent from time to time statements and schedules further identifying and describing the Senior Collateral and such other reports in connection with such Senior Collateral as the Senior Collateral Agent may reasonably request, all in reasonable detail.

SECTION 4.05.  Senior Collateral Agent’s Liabilities and Expenses; Indemnification.  (a)  Notwithstanding anything to the contrary provided herein, neither the Senior Collateral Agent nor any other Senior Secured Party assumes any liabilities with respect to any claims regarding each Grantor’s ownership (or purported ownership) of, or rights or obligations (or purported rights or obligations) arising from, the Senior Collateral or any use (or actual or alleged misuse) whether arising out of any past, current or future event, circumstance, act or omission or otherwise, or any claim, suit, loss, damage, expense or liability of any kind or nature arising out of or in connection with the Senior Collateral or the production, marketing, delivery, sale or provision of goods or services under or in connection with any of the Senior Collateral.  All of such liabilities shall, as between the Senior Collateral Agent, the Senior Secured Parties and the Grantors, be borne exclusively by the Grantors unless such liability arises from the gross negligence or willful misconduct of the Senior Collateral Agent or any Senior Secured Party.

(b)  Each Grantor hereby agrees to pay all reasonable expenses of the Senior Collateral Agent and the other Senior Secured Parties and to indemnify the Senior Collateral Agent and the other Senior Secured Parties with respect to any and all losses, claims, damages, liabilities and related expenses in respect of this Agreement or the Senior Collateral, in each case to the extent and under the circumstances the Borrower is required to do so pursuant to Section 9.03 of the Senior Credit Agreement and any equivalent provision of any Additional Senior Debt Document.

(c)  Any amounts payable as provided hereunder shall be additional Senior Obligations secured hereby and by the other Senior Collateral Documents.  Without prejudice to the survival of any other agreements contained herein, all indemnification and reimbursement obligations contained herein shall survive the Senior Obligation Payment Date and the termination of this Agreement.

SECTION 4.06.  Intellectual Property.  (a)  Each relevant Grantor (either itself or through licensees) will (i) continue to use each Trademark material to the conduct of such Grantor’s business, to the extent that such Grantor’s business operations continue as to the said goods and/or services (subject to such Grantor’s reasonable business judgment), sufficient to avoid unintentional abandonment of any rights in such Trademarks, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not knowingly adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Senior Collateral Agent, for the ratable benefit of the Senior Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not knowingly (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark material to the conduct of Grantor’s business may become invalidated or impaired in any way.

(b)  Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to the conduct of Grantor’s business may become forfeited, abandoned or dedicated to the public.

(c)  Such Grantor (either itself or through licensees) will not knowingly (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights material to the conduct of Grantor’s business may become invalidated or otherwise impaired or fall into the public domain.

(d)  Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)  In a status report provided to the Senior Collateral Agent on a quarterly basis (“Quarterly Status Report”), such Grantor will indicate whether any application or registration relating to any material Intellectual Property has been forfeited, abandoned or dedicated to the public, or of any such determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)  In the Quarterly Status Report provided to the Senior Collateral Agent pursuant to Section 4.06(e), such Grantor will report whenever such Grantor, either by itself or through any agent, employee, licensee or designee, has filed an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof.  Upon request of the Senior Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Senior Collateral Agent may request to evidence the Senior Collateral Agent’s and Senior Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)  Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property material to the conduct of Grantor’s business, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)  In the event that any Intellectual Property material to the conduct of Grantor’s business is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Senior Collateral Agent after it learns thereof and take all reasonable steps to protect its interests, which may include bringing suit for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

SECTION 4.07.  Cash Management System.  (a)  The Grantors shall at all times maintain, and each Subsidiary Guarantor shall comply with its obligations under, the Cash Management System.

(b)  Each Grantor shall use its commercially reasonable efforts to cause any applicable third party to effectuate the Cash Management System.

SECTION 5.  Provisions Relating to Accounts.

SECTION 5.01.  Grantors Remain Liable under Accounts.  Anything herein to the contrary notwithstanding, a Grantor shall remain liable under each of the Accounts to observe and perform all the material conditions and material obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  No Senior Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Senior Collateral Agent or any Senior Secured Party of any payment relating to such Account pursuant hereto, nor shall any Senior Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

SECTION 5.02.  Analysis of Accounts.  In addition to their rights under the Senior Credit Agreement, the Borrowing Base Agent shall have the right upon the occurrence and during the continuance of an Event of Default to make test verifications of the Accounts in any manner and through any medium that they considers reasonably advisable, and each Grantor shall furnish all such assistance and information as the Borrowing Base Agent may reasonably require in connection with such test verifications.  At any time and from time to time upon the occurrence and during the continuance of an Event of Default, upon the Borrowing Base Agent’s reasonable request and at the expense of each Grantor, each Grantor shall immediately request and use commercially reasonable efforts to cause independent public accountants or others reasonably satisfactory to the Borrowing Base Agent to furnish to the Borrowing Base Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.  Upon the occurrence and during the continuance of an Event of Default, the Senior Collateral Agent in its own name or in the name of others may communicate with Account Debtors on the Accounts to verify with them to the Borrowing Base Agent’s reasonable satisfaction the existence, amount and terms of any Accounts and to direct all payments to the Senior Collateral Agent.  To the extent reasonably practicable the Borrowing Base Agent will seek to take such actions through third parties.

SECTION 5.03.  Collections on Accounts.  (a)  The Senior Collateral Agent hereby authorizes each Grantor to collect the Accounts, and the Senior Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Senior Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by a Grantor during the continuance of such an Event of Default, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Senior Collateral Agent if required, in a Senior Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Senior Collateral Agent, subject to withdrawal by the Senior Collateral Agent as provided in Section 8.03, and (ii) until so turned over, shall be held by such Grantor in trust for the Senior Secured Parties, segregated from other funds of such Grantor.

(b)  At the Senior Collateral Agent’s request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Senior Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

SECTION 5.04.  Representations and Warranties.  As of the Restatement Effective Date, the place where each Grantor keeps its records concerning the Accounts is at the location listed in Schedule 1 hereto.

SECTION 5.05.  Covenants.  (a)  The amount represented by each Grantor to the Senior Secured Parties from time to time as owing by each account debtor or by all Account Debtors in respect of the Accounts shall at such time be in all material respects the correct amount actually owing by such Account Debtor or debtors thereunder.

(b)  Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.

(c)  Unless a Grantor shall deliver prior written notice, identifying the change of location for its books and records, such Grantor shall not remove its books and records from the location specified in Schedule 1.

SECTION 5.06.  Deposit Accounts.  For each deposit account that any Grantor at any time opens or maintains, such Grantor shall, at the Senior Collateral Agent’s request and option, pursuant to an agreement in form and substance satisfactory to the Senior Collateral Agent, either (a) cause the depositary bank to agree to comply at any time with instructions from the Senior Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, or (b) arrange for the Senior Collateral Agent to become the customers of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Senior Collateral Agent, to exercise rights to withdraw funds from such deposit account.  The provisions of this paragraph shall not apply to (i) any deposit account for which any Grantor, the depositary bank and the Senior Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Senior Collateral Agent for the specific purpose set forth therein and (ii) deposit accounts for which the Senior Collateral Agent are the depositaries.

SECTION 6.  Provisions Relating to Contracts.

SECTION 6.01.  Grantors Remain Liable under Contracts.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of such Contract.  No Senior Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by any such Senior Secured Party of any payment relating to such Contract pursuant hereto, nor shall any Senior Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

SECTION 6.02.  Communication With Contracting Parties.  Upon the occurrence and during the continuance of an Event of Default, the Senior Collateral Agent in their own names or in the name of their nominees may communicate with parties to the Contracts to verify with them to the Senior Collateral Agent’s reasonable satisfaction the existence, amount and terms of any Contracts.  To the extent reasonably practicable the Senior Collateral Agent will seek to take such actions through third parties.

SECTION 7.  Remedies.

SECTION 7.01.  Notice to Account Debtors and Contract Parties.  Upon the request of the Senior Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, a Grantor shall notify Account Debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Senior Collateral Agent for the ratable benefit of the Senior Secured Parties and that payments in respect thereof during the continuance of such an Event of Default shall be made directly to the Senior Collateral Agent.

SECTION 7.02.  Proceeds to be Turned Over To Senior Collateral Agent.  In addition to the rights of the Senior Collateral Agent and the Senior Secured Parties specified in Section 5.03 with respect to payments of Accounts, if an Event of Default shall occur and be continuing all Proceeds received by a Grantor consisting of cash, checks and other near-cash items shall upon the Senior Collateral Agent’s request be held by such Grantor in trust for the Senior Secured Parties, segregated from other funds of such Grantor, and shall, upon the Senior Collateral Agent’s request (it being understood that the exercise of remedies by the Senior Secured Parties in connection with an Event of Default under clauses (h) and (i) of Article VII of the Senior Credit Agreement or, after the Senior Loan Obligation Payment Date, the equivalent provision of any Additional Senior Debt Document shall be deemed to constitute a request by the Senior Collateral Agent for the purposes of this sentence) forthwith upon receipt by such Grantor, be turned over to the Senior Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Senior Collateral Agent, if required) and held by the Senior Collateral Agent in a Senior Collateral Account maintained under the sole dominion and control of the Senior Collateral Agent and on terms and conditions reasonably satisfactory to the Senior Collateral Agent.  All Proceeds while held by the Senior Collateral Agent in a Senior Collateral Account (or by such Grantor in trust for the Senior Collateral Agent and the Senior Secured Parties) shall subject to Section 7.03 continue to be held as collateral security for all the Senior Obligations and shall not constitute payment thereof until applied as provided in Section 7.03.

SECTION 7.03.  Application of Proceeds.  (a)  So long as the Collateral Trust and Intercreditor Agreement is in effect, following a Triggering Event (as defined therein), the proceeds of any sale or other realization upon any Collateral will be applied as set forth in the Collateral Trust and Intercreditor Agreement and, if then in effect, the Senior Lien Intercreditor Agreement.

(b)  At all times when the Collateral Trust and Intercreditor Agreement is not in effect, the proceeds of any sale or other realization upon any Collateral following an Event of Default will be applied as soon as practicable after receipt (i) if the Senior Lien Intercreditor Agreement is then in effect, as provided in Section 2.01 of the Senior Lien Intercreditor Agreement and (ii) if the Senior Lien Intercreditor Agreement is not then in effect, as follows:

FIRST: to the Senior Collateral Agent in an amount equal to the fees and expenses of, and reimbursements and indemnifications owed to, the Senior Collateral Agent pursuant to this Agreement and the Senior Credit Agreement that are unpaid as of the applicable date of receipt of such proceeds, and to any Senior Secured Party which has theretofore advanced or paid any such fees and expenses of, and reimbursements and indemnifications owed to, the Senior Collateral Agent in an amount equal to the amount thereof so advanced or paid by such Senior Secured Party pro rata based on the amount of such fees, expenses, reimbursements and indemnifications (or such advances or payment);

SECOND: to the Senior Collateral Agent to reimburse any amounts owing to the Senior Collateral Agent pursuant to Section 8.03;

THIRD: subject to Sections 1.01(b) and 2.01(d) and (e) of the Senior Lien Intercreditor Agreement (if, at the relevant time, the Senior Lien Intercreditor Agreement is in effect), to the Senior Collateral Agent, for distribution to the Senior Secured Parties to be applied to the payment of the Senior Obligations then due and owing, pro rata based on the amount of Senior Obligations then due and owing (after giving effect to any payments previously made under this Section), until the Senior Obligation Payment Date; and

FOURTH: to Rite Aid and the Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 7.04.  Uniform Commercial Code Remedies.  If an Event of Default shall have occurred and be continuing, the Senior Collateral Agent, on behalf of the Senior Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Senior Obligations, all rights and remedies of a senior secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, the Senior Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon a Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Senior Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Senior Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Senior Secured Party or elsewhere upon such terms and conditions as the Senior Collateral Agent may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Any Senior Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Senior Collateral so sold, free of (to the extent permitted by law) any right or equity of redemption in a Grantor, which right or equity is hereby, to the extent permitted by law, waived or released.  Each Grantor further agrees, at the Senior Collateral Agent’s request, to assemble the Senior Collateral and make it available to the Senior Collateral Agent at places which the Senior Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Senior Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of such Senior Collateral or reasonably relating to such Senior Collateral or the rights of the Senior Collateral Agent and the Senior Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Senior Obligations, in accordance with Section 7.03, and only after such application and after the payment by the Senior Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the Uniform Commercial Code, need the Senior Collateral Agent account for the surplus, if any, to such Grantor.  If any notice of a proposed sale or other disposition of such Senior Collateral shall be required by law, such notice shall be in writing and deemed reasonable and proper if given at least 10 days before such sale or other disposition.

The Senior Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of the Senior Collateral by the Senior Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Senior Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Senior Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Senior Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 7.05.  Grant of License to Use Intellectual Property.  For the purpose of enabling the Senior Collateral Agent to exercise rights and remedies under this Article at such time as the Senior Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Senior Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Senior Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.  The use of such license by the Senior Collateral Agent shall be exercised, at the option of the Senior Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Senior Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 7.06.  Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Senior Collateral are insufficient to pay the Senior Obligations and the reasonable fees and disbursements of any attorneys employed by any Senior Secured Party to collect such deficiency.

SECTION 7.07.  Cash Sweep Remedies.  The Senior Collateral Agent, on behalf of the Senior Secured Parties, are entitled to exercise all rights and remedies granted to them in respect of the Cash Management Accounts in accordance with Schedule 3 of this Agreement.

SECTION 8.  Senior Collateral Agent’s Appointment as Attorneys-in-Fact; Senior Collateral Agent’s Performance of Grantors’ Obligations.

SECTION 8.01.  Powers.  Each Grantor hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent thereof, with full power of substitution, during the continuance of an Event of Default, as its true and lawful attorneys-in-fact, with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in their own name from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Senior Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following upon the occurrence and during the continuance of an Event of Default:

(a) in the name of such Grantor or their own names, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Senior Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Senior Collateral Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Senior Collateral whenever payable;

(b) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Senior Collateral Agent may request to evidence the Senior Collateral Agent’s and the Senior Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(c) to pay or discharge taxes and Liens levied or placed on or threatened against the Senior Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

(d) to execute, in connection with any sale provided for in Section 7.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Senior Collateral;

(e) (i) to direct any party liable for any payment under any of the Senior Collateral to make payment of any and all moneys due or to become due thereunder directly to the Senior Collateral Agent or as the Senior Collateral Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Senior Collateral; (iii) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Senior Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Senior Collateral or any thereof and to enforce any other right in respect of any Senior Collateral; (v) to defend any suit, action or proceeding brought against any Grantor with respect to any Senior Collateral; (vi) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Senior Collateral Agent may deem appropriate; (vii) to the extent permitted by applicable law, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains); and (viii) generally, to use, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Senior Collateral as fully and completely as though the Senior Collateral Agent were the absolute owners thereof for all purposes, and to do, at the Senior Collateral Agent’s option and at the expense of such Grantor, at any time, or from time to time, all acts and things which the Senior Collateral Agent reasonably deem necessary to protect, preserve or realize upon such Senior Collateral and the Senior Collateral Agent’s and the Senior Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(f) to file any Uniform Commercial Code financing statement, or to take such other steps, required to perfect or confirm the perfection of any security interest described herein.

SECTION 8.02.  Performance by Senior Collateral Agent of Grantor’s Obligations.  If any Grantor fails to perform or comply with any of its agreements contained herein, the Senior Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

SECTION 8.03.  Grantor’s Reimbursement Obligation.  The expenses of the Senior Collateral Agent and any other Senior Secured Party, as applicable, reasonably incurred in connection with actions undertaken as provided in this Section 8, together with interest thereon at a rate per annum equal to the Default Rate, from the date payment is demanded by the Senior Collateral Agent to the date reimbursed by such Grantor, shall be payable by the Borrower to the Senior Collateral Agent on demand.

SECTION 8.04.  Ratification; Power Coupled With An Interest.  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

SECTION 9.  Duty of Senior Collateral Agent.  The Senior Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Senior Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Senior Collateral Agent deals with similar property for its own accounts.  No Senior Secured Party nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Senior Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Senior Collateral upon the request of a Grantor or any other Person or to take any other action whatsoever with regard to the Senior Collateral or any part thereof.  The powers conferred on the Senior Secured Parties hereunder are solely to protect the Senior Secured Parties’ interests in the Senior Collateral and shall not impose any duty upon any Senior Secured Party to exercise any such powers.  The Senior Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

SECTION 10.  Authority of Senior Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Senior Collateral Agent under this Agreement with respect to any action taken by the Senior Collateral Agent or the exercise or non-exercise by the Senior Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Senior Collateral Agent and the other Senior Secured Parties, be governed by the Senior Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them but, as between the Senior Collateral Agent and the Grantors, the Senior Collateral Agent shall be conclusively presumed to be acting as co-agents for the other Senior Secured Parties with full and valid authority so to act or refrain from acting.

SECTION 11.  Notices.  All notices, requests and demands to or upon the Senior Secured Parties or the Grantors under this Agreement shall be given or made in accordance with Section 9.01 of the Senior Credit Agreement and addressed as follows:

(a) if to the Senior Collateral Agent, in accordance with Section 9.01 of the Senior Credit Agreement;

(b) if to any Grantor, c/o the Borrower in accordance with Section 9.01 of the Senior Credit Agreement; provided, however, that after the Senior Loan Obligation Payment Date, all such notices, requests and demands shall be given or made in accordance with the Additional Senior Debt Documents pursuant to which the Additional Senior Debt Obligations of the Controlling Secured Parties (as defined in the Senior Lien Intercreditor Agreement) were incurred.

SECTION 12.  Security Interest Absolute.  All rights of the Senior Collateral Agent hereunder, the security interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

SECTION 13.  Survival of Agreement.  All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Senior Debt Document shall be considered to have been relied upon by the Senior Secured Parties and shall survive the making by the Senior Lenders of the Loans, the extension of any other credit constituting Senior

Obligations, the execution and delivery to the Senior Secured Parties of the Senior Debt Documents and the issuance of any Letters of Credit or other letter of credit if the Borrower’s or any Subsidiary’s obligations in respect thereof constitute Senior Obligations, regardless of any investigation made by the Senior Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or LC Disbursement or any Additional Senior Debt, or any other Senior Obligation is outstanding and unpaid and so long as any Letter of Credit or other letter of credit if the Borrower’s or any Subsidiary’s obligations in respect thereof constitute Senior Obligations is outstanding and so long as the Commitments or any other commitments to provide Additional Senior Debt have not been terminated.

SECTION 14.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SENIOR DEBT DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SENIOR DEBT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

SECTION 15.  Jurisdiction; Consent to Service of Process.  (a)  Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Senior Debt Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any Obligor or any Senior Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Senior Debt Documents against any Grantor or any Senior Secured Party or its properties in the courts of any jurisdiction.

(b)  Each Grantor and each Senior Secured Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Senior Debt Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 16.  Release.  (a)  This Agreement and the security interest created hereunder shall terminate when all Senior Obligations have been fully and indefeasibly paid and when the Senior Secured Parties have no further Commitments under the Senior Credit Agreement and no further commitments to provide Additional Senior Debt and no Letters of Credit (or other letters of credit if the Borrower’s or any Subsidiary’s obligations in respect thereof constitute Additional Senior Debt Obligations) are outstanding (except pursuant to cash collateral arrangements satisfactory to the Senior Collateral Agent or other applicable Senior Representatives), at which time the Senior Collateral Agent shall execute and deliver to each Grantor, or to such Person or Persons as such Grantor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by such Grantor at its expense which such Grantor shall reasonably request to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 16(a) shall be without recourse to or warranty by the Senior Collateral Agent.

(b)  All Senior Collateral used, sold, transferred or otherwise disposed of in accordance with the terms of the Senior Facilities and the Collateral Trust and Intercreditor Agreement (including pursuant to a waiver or amendment of the terms thereof) shall be used, sold, transferred or otherwise disposed of free and clear of the Lien and the security interest created hereunder.  In connection with the foregoing, (i) the Senior Collateral Agent shall execute and deliver to each Grantor, or to such Person or Persons as such Grantor shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by such Grantor at its expense which such Grantor shall reasonably request to evidence the release of the Lien and security interest created hereunder with respect to such Senior Collateral and (ii) any representation, warranty or covenant contained herein relating to such Senior Collateral shall no longer be deemed to be made with respect to such used, sold, transferred or otherwise disposed Senior Collateral.

SECTION 17.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereunder shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 18.  Amendments in Writing; No Waiver.  xiii)None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantors and the Senior Collateral Agent, provided that any provision of this Agreement may be waived by the Majority Senior Parties pursuant to a letter or agreement executed by the Senior Collateral Agent or by telecopy transmission from the Senior Collateral Agent.

(b)  No Senior Secured Party shall by any act (except by a written instrument pursuant to Section 18(a) hereof) or delay be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of any Senior Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Senior Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Senior Secured Party would otherwise have on any future occasion.

SECTION 19.  Remedies Cumulative.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 20.  Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 21.  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor and the Senior Secured Parties and their successors and assigns, provided that this Agreement may not be assigned by any Grantor without the prior written consent of the Senior Collateral Agent.

SECTION 22.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 23.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 24.  Additional Grantors.  Pursuant to Section 5.11 of the Senior Credit Agreement or comparable provisions of Additional Senior Debt Facilities, certain wholly owned Domestic Subsidiaries that were not in existence or not a Domestic Subsidiary on the 2009 Restatement Effective Date are required to enter into this Agreement as a Grantor upon becoming a Domestic Subsidiary.  Upon execution and delivery, after the 2009 Restatement Effective Date, by the Senior Collateral Agent and such a Domestic Subsidiary of an instrument in the form of Annex 1, such Domestic Subsidiary shall (a) become a Grantor hereunder with the same force and effect as if originally named as a Grantor hereunder and (b) become a Subsidiary Guarantor under the Senior Lien Intercreditor Agreement, if then in effect, with the same force and effect as if originally named as a Subsidiary Guarantor under the Senior Lien Intercreditor Agreement.  The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder or any Subsidiary Guarantor under such Consent.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 25.  Patient Confidentiality.  The Senior Collateral Agent hereby agrees on behalf of itself and each Senior Secured Party and any of their designees and assigns to, and shall take all reasonable steps to, comply with all applicable state or federal laws or administrative regulations regarding the confidentiality of patient records and patient medical information they receive in connection with the transactions described in this Agreement.

SECTION 26.  Collateral Trust and Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the terms of this Agreement, and the rights of the Senior Collateral Agent and the Senior Secured Parties hereunder, are subject to the Collateral Trust and Intercreditor Agreement and, if then in effect, the Senior Lien Intercreditor Agreement.

SECTION 27.  Resignation of Senior Collateral Agent.  The Senior Collateral Agent may at any time resign as Senior Collateral Agent under this Agreement on the terms and subject to the conditions set forth in Section 4.06 of the Senior Lien Intercreditor Agreement, if then in effect, and otherwise in accordance with Article VIII of the Senior Credit Agreement or, after the Senior Loan Obligation Payment Date, with the equivalent provision of the Additional Senior Debt Documents pursuant to which the Additional Senior Debt Obligations of the Controlling Secured Parties (as defined in the Senior Lien Intercreditor Agreement) were incurred.

IN WITNESS WHEREOF, the undersigned has caused this Senior Subsidiary Security Agreement to be duly executed and delivered as of the date first above written.

RITE AID CORPORATION,

By:	/s/ Frank Vitrano
Name: Frank Vitrano
Title: Senior Executive Vice President,
Chief Financial Officer and Chief Administrative Officer:

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE A HERETO, as Grantors,

By:	/s/ Marc Strassler
Name: Marc Strassler
Title: Senior Vice President & Assistant Secretary

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE B HERETO, as Grantors,

By:	/s/ Marc Strassler
Name: Marc Strassler
Title: Authorized Signatory

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,

By	/s/ Brendan Mackay
Name: Brendan Mackay
Title: Vice President

Schedules:

Annex 1	Supplement
Annex 2	Definitions Annex
Schedule A	Subsidiary Guarantors
Schedule B	Subsidiary Guarantors
Schedule 1	Records of Accounts
Schedule 2	Copyrights and Copyright Licenses; Patents and Patent Licenses; and Trademarks and Trademark Licenses
Schedule 3	Cash Management System
Schedule 4	Form of Blocked Account Agreement
Schedule 5	Form of Lockbox Account Agreement
Schedule 6	Form of Government Lockbox Account Agreement
Schedule 7	Form of Concentration Agreement
Schedule 8	Perfection Certificate

Annex 1
to the Senior Subsidiary
Security Agreement

SUPPLEMENT NO. dated as of [                        ] (this “Supplement”) to the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Subsidiary Security Agreement”), between the SUBSIDIARY GUARANTORS identified on the signature pages thereto and any other Person that becomes a Subsidiary Guarantor (collectively, the “Grantors”), in favor of CITICORP NORTH AMERICA, INC., a Delaware banking corporation (“CNAI”), as Senior Collateral Agent.

A.  Reference is made to the (a) Senior Credit Agreement, dated as of June 27, 2001, as amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), among Rite Aid Corporation, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (the “Senior Lenders”), CNAI, as administrative agent for the Senior Lenders and the other agents party thereto and (b) the Senior Subsidiary Security Agreement.

B.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Senior Subsidiary Security Agreement, including the Definitions Annex (as may be amended, supplemented or otherwise modified from time to time) and the Senior Credit Agreement.

C.  The Grantors have entered into the Senior Subsidiary Security Agreement in order to induce the Senior Lenders to make Loans and induce the Issuing Banks to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Senior Credit Agreement and Additional Senior Debt Parties to acquire Additional Senior Debt from, or otherwise extend credit constituting Additional Senior Debt to, the Borrower.  Pursuant to Section 5.11 of the Senior Credit Agreement or comparable provisions of Additional Senior Facilities, certain wholly owned Domestic Subsidiaries that were not in existence or not a Domestic Subsidiary on the date thereof are required to enter into the Senior Subsidiary Security Agreement as a Grantor upon becoming a Domestic Subsidiary.  Section 24 of the Senior Subsidiary Security Agreement provides that additional Domestic Subsidiaries may become Grantors under the Senior Subsidiary Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned (the “New Grantor”) is a wholly-owned Domestic Subsidiary and is executing this Supplement in accordance with the requirements of the Senior Debt Documents to become a Grantor under the Senior Subsidiary Security Agreement and to consent to the Senior Lien Intercreditor Agreement and effect its agreement to comply with the terms of the Consent of Subsidiary Guarantors dated June [     ], 2009, with respect to the Senior Lien Intercreditor Agreement in accordance with Section 24 of the Senior Subsidiary Security Agreement in order to induce the Senior

Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and the Additional Senior Debt Parties to acquire Additional Senior Debt from, or otherwise extend credit constituting Additional Senior Debt to, the Borrower and as consideration for Loans previously made, Letters of Credit previously issued and Additional Senior Debt previously issued, incurred or obtained.

Accordingly, the Senior Collateral Agent and the New Grantor agree as follows:

SECTION 1.  In accordance with Section 24 of the Senior Subsidiary Security Agreement, the New Grantor by its signature below becomes a Grantor under the Senior Subsidiary Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees to all the terms and provisions of the Senior Subsidiary Security Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Senior Subsidiary Security Agreement shall be deemed to include the New Grantor. The Senior Subsidiary Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Grantor represents and warrants to the Senior Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

SECTION 3.  This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Senior Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Senior Collateral Agent.

SECTION 4.  Except as expressly supplemented hereby, the Senior Subsidiary Security Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Senior Subsidiary Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Senior Subsidiary Security Agreement.

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Annex 1
to the Senior Subsidiary
Security Agreement

IN WITNESS WHEREOF, the New Grantor and the Senior Collateral Agent have duly executed this Supplement to the Senior Subsidiary Security Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

by
Name:
Title:

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,

by
Name:
Title:

Annex 2
to the Senior Subsidiary
Security Agreement

DEFINITIONS ANNEX

Schedule A
to the Senior Subsidiary
Security Agreement

SUBSIDIARY GUARANTORS

1.	112 Burleigh Avenue Norfolk, LLC

2.	1515 West State Street Boise, Idaho, LLC

3.	1740 Associates, L.L.C.

4.	3581 Carter Hill Road–Montgomery Corp.

5.	4042 Warrensville Center Road – Warrensville Ohio, Inc.

6.	5277 Associates, Inc.

7.	537 Elm Street Corp.

8.	5600 Superior Properties, Inc.

9.	657-659 Broad St. Corp.

10.	764 South Broadway-Geneva, Ohio, LLC

11.	Ann & Government Streets - Mobile, Alabama, LLC

12.	Apex Drug Stores, Inc.

13.	Broadview and Wallings-Broadview Heights Ohio, Inc.

14.	Brooks Pharmacy, Inc.

15.	Central Avenue and Main Street - Petal, MS, LLC

16.	Eagle Managed Care Corp.

17.	Eckerd Corporation

18.	Eckerd Fleet, Inc.

19.	EDC Drug Stores, Inc.

20.	Eighth and Water Streets – Urichsville, Ohio, LLC

21.	England Street-Asheland Corporation

22.	Fairground, L.L.C.

23.	GDF, Inc.

24.	Genovese Drug Stores, Inc.

25.	Gettysburg and Hoover-Dayton, Ohio, LLC

26.	Harco, Inc.

27.	K & B Alabama Corporation

28.	K & B Louisiana Corporation

29.	K & B Mississippi Corporation

30.	K & B Services, Incorporated

31.	K & B Tennessee Corporation

32.	K&B Texas Corporation

33.	K & B, Incorporated

34.	Keystone Centers, Inc.

35.	Lakehurst and Broadway Corporation

36.	Maxi Drug North, Inc.

37.	Maxi Drug South, L.P.

38.	Maxi Drug, Inc.

39.	Maxi Green Inc.

40.	Mayfield & Chillicothe Roads – Chesterland, LLC

41.	MC Woonsocket, Inc.

42.	Munson & Andrews, LLC

43.	Name Rite, L.L.C.

44.	Northline & Dix – Toledo – Southgate, LLC

45.	P.J.C. Distribution, Inc.

46.	P.J.C. Realty Co., Inc.

47.	Patton Drive and Navy Boulevard Property Corporation

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48.	Paw Paw Lake Road & Paw Paw Avenue–Coloma, Michigan, LLC

49.	PDS-1 Michigan, Inc.

50.	Perry Distributors, Inc.

51.	Perry Drug Stores, Inc.

52.	PJC Dorchester Realty LLC

53.	PJC East Lyme Realty LLC

54.	PJC Haverhill Realty LLC

55.	PJC Hermitage Realty LLC

56.	PJC Hyde Park Realty LLC

57.	PJC Lease Holdings, Inc.

58.	PJC Manchester Realty LLC

59.	PJC Mansfield Realty LLC

60.	PJC New London Realty LLC

61.	PJC of Cranston, Inc.

62.	PJC of East Providence, Inc.

63.	PJC of Massachusetts, Inc.

64.	PJC of Rhode Island, Inc.

65.	PJC of Vermont Inc.

66.	P.J.C. of West Warwick, Inc.

67.	PJC Peterborough Realty LLC

68.	PJC Providence Realty LLC

69.	PJC Realty MA, Inc.

70.	PJC Realty N.E. LLC

71.	PJC Revere Realty LLC

72.	PJC Special Realty Holdings, Inc.

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73.	Ram-Utica, Inc.

74.	RDS Detroit, Inc.

75.	Read's Inc.

76.	Rite Aid Drug Palace, Inc.

77.	Rite Aid Hdqtrs. Corp.

78.	Rite Aid of Alabama, Inc.

79.	Rite Aid of Connecticut, Inc.

80.	Rite Aid of Delaware, Inc.

81.	Rite Aid of Florida, Inc.

82.	Rite Aid of Georgia, Inc.

83.	Rite Aid of Illinois, Inc.

84.	Rite Aid of Indiana, Inc.

85.	Rite Aid of Kentucky, Inc.

86.	Rite Aid of Maine, Inc.

87.	Rite Aid of Maryland, Inc.

88.	Rite Aid of Massachusetts, Inc.

89.	Rite Aid of Michigan, Inc.

90.	Rite Aid of New Hampshire, Inc.

91.	Rite Aid of New Jersey, Inc.

92.	Rite Aid of New York, Inc.

93.	Rite Aid of North Carolina, Inc.

94.	Rite Aid of Ohio, Inc.

95.	Rite Aid of Pennsylvania, Inc.

96.	Rite Aid of South Carolina, Inc.

97.	Rite Aid of Tennessee, Inc.

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98.	Rite Aid of Vermont, Inc.

99.	Rite Aid of Virginia, Inc.

100.	Rite Aid of Washington, D.C., Inc.

101.	Rite Aid of West Virginia, Inc.

102.	Rite Aid Realty Corp.

103.	Rite Aid Rome Distribution Center, Inc.

104.	Rite Aid Services, L.L.C.

105.	Rite Aid Transport, Inc.

106.	RX Choice, Inc.

107.	Seven Mile and Evergreen – Detroit, LLC

108.	Silver Springs Road – Baltimore, Maryland/One, LLC

109.	Silver Springs Road – Baltimore, Maryland/Two, LLC

110.	State & Fortification Streets – Jackson, Mississippi, LLC

111.	State Street and Hill Road – Gerard, Ohio, LLC

112.	The Lane Drug Company

113.	Thrift Drug Services, Inc.

114.	Thrift Drug, Inc.

115.	Thrifty Corporation

116.	Thrifty PayLess, Inc.

117.	Tyler and Sanders Roads, Birmingham - Alabama, LLC

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Schedule B
to the Senior Subsidiary
Security Agreement

SUBSIDIARY GUARANTORS

1.	Rite Fund, Inc.

2.	Rite Investments Corp.

3.	Rite Aid Hdqtrs. Funding, Inc.

4.	EDC Licensing, Inc.

5.	JCG Holdings (USA), Inc.

6.	JCG (PJC) USA, LLC

7.	The Jean Coutu Group (PJC) USA, Inc.

Schedule 1
to the Senior Subsidiary
Security Agreement

RECORDS OF ACCOUNTS

Description

Schedule 2
to the Senior Subsidiary
Security Agreement

COPYRIGHTS REGISTRATIONS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARK REGISTRATIONS AND TRADEMARK LICENSES

PENDING ACTIONS

Schedule 3
to the Senior Subsidiary
Security Agreement

CASH MANAGEMENT SYSTEM

SECTION 8.  Accounts.  (a)(i) Unless such agreements are in full force and effect as of the Restatement Effective Date, no later than 30 days after the Restatement Effective Date (or such later date as may be agreed by the Borrowing Base Agent), each Grantor shall, upon the request of the Borrowing Base Agent, cause:

(A) each Blocked Account Bank to execute and deliver an updated Blocked Account Agreement in respect of each Blocked Account; and

(B) each Concentration Account Bank to execute and deliver an updated Concentration Account Agreement in respect of the Concentration Account.

(ii)  In addition, no later than 30 days after the termination of any Securitization or Factoring Transaction (or such later date as may be agreed by the Senior Collateral Agent), each Grantor shall, upon the request of the Senior Collateral Agent, cause:

(C) each Lockbox Account Bank to execute and deliver a new Lockbox Account Agreement in respect of each Lockbox Account; and

(D) each Government Lockbox Account Bank to execute and deliver a new Government Lockbox Account Agreement in respect of each Government Lockbox Account.

(b)  On each Business Day, each Grantor will transfer, directly or indirectly substantially all of the funds credited to each of its depositary accounts in same day funds, to a Blocked Account (including during a Cash Sweep Period) in accordance with its customary business practice.

(c)  After the termination of any Securitization or Factoring Transaction, each Grantor shall cause all payments in the Government Lockbox Account to be deposited into the Lockbox Account as promptly as possible and in any event no later than the Business Day on which such payments become available in the Government Lockbox Account (including during a Cash Sweep Period).

(d)  Except as provided in the Senior Credit Agreement or, after the Senior Loan Obligation Payment Date, the applicable Additional Senior Debt Document with respect to Deposit Accounts relating to a Securitization or Factoring Transaction, each Cash Management Account is, and shall remain, under the sole dominion and control of the Senior Collateral Agent. Each Grantor acknowledges and agrees that:

(i) during a Cash Sweep Period such Grantor has no right of withdrawal from any Cash Management Account except that:

(A) the relevant Grantors shall be permitted to instruct any Blocked Account Bank to transfer all amounts deposited in or credited to any Blocked Account to the Concentration Account in accordance with the applicable Blocked Account Agreement, and

(B) the relevant Grantor shall be permitted to instruct the Concentration Account Bank to transfer all amounts deposited in or credited to the Concentration Account in accordance with the Concentration Account Agreement;

(ii) the funds on deposit in the Cash Management Accounts shall continue to be collateral security for all of the Senior Obligations.

(e)  Prior to the delivery of a Cash Sweep Notice, the Grantor is free to withdraw funds on deposit in or credited to the Blocked Accounts and the Concentration Account in such amounts and with such frequency as the Grantor may from time to time determine, without notice to or consent from the Senior Collateral Agent.

SECTION 9.  Cash Sweep.  (a)  The Senior Collateral Agent shall immediately be entitled to deliver Cash Sweep Notices upon the conditions specified in Section 9.15(a) in the Senior Credit Agreement.

(b)  Upon delivery of:

(i) a Blocked Account Cash Sweep Notice from the Senior Collateral Agent, the balance of each Blocked Account shall be forwarded to the Concentration Account, each Business Day or the next Business Day (as permitted by the applicable Blocked Account Agreement), in same day funds, for so long as such Blocked Account Cash Sweep Notice shall be in effect; and

(ii) a Concentration Account Cash Sweep Notice from the Senior Collateral Agent, the balance of the Concentration Account shall be forwarded to a Citibank Concentration Account, each Business Day (or the next Business Day (as permitted by the Concentration Account Agreement)), in same day funds, for so long as such Concentration Account Cash Sweep Notice shall be in effect.

(c)  On each Business Day during a Cash Sweep Period, the Senior Collateral Agent shall use funds on deposit in any Citibank Concentration Account as follows:

(i) after the occurrence of a Triggering Event, in accordance with the provisions of Section 4.01(a) of the Collateral Trust and Intercreditor Agreement, as applicable; and

(ii) at any other time, first, to repay the Revolving Borrowings (without any Reduction of the Commitments) and second, to be deposited into the Cash Sweep Cash Collateral Account for the benefit of the Senior Secured Parties, as collateral for the payment and performance of the Senior Obligations. The

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Senior Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Sweep Cash Collateral Account.  Deposits in the Cash Sweep Cash Collateral Account shall be invested in Permitted Investments, to be selected by the Senior Collateral Agent in their sole discretion, and interest earned on such deposits shall be deposited in such account as additional collateral for the payment and performance of the Senior Obligations.  Interest or profits, if any, on such investments shall accumulate in such account.  Upon termination of any Cash Sweep Period, funds in the Cash Sweep Cash Collateral Account shall be released to the Concentration Account within three Business Days after the end of such Cash Sweep Period.

(d)  The Senior Collateral Agent shall be required to automatically rescind any Cash Sweep Notice upon the conditions specified in Section 9.15(b) of the Senior Credit Agreement.

(e)  The Senior Collateral Agent reserves the right to send as many Cash Sweep Notices to the extent that it is entitled to do so under paragraph (a) of this Section 2.

SECTION 10.  Collections.  (a) Each Grantor agrees to notify and direct promptly

(i) subject to paragraph (ii) below, each Account Debtor and every other Person obligated to make payments to any Blocked Account or Deposit Account, as applicable, to make all such payments to such Blocked Account or Deposit Account, as applicable; provided that, prior to the termination of any Securitization or Factoring Transaction, only Account Debtors making payment in respect of Securitization Assets or Factoring Assets shall be notified to make payments to Deposit Account number 0693636.  Each Grantor shall use all commercially reasonable efforts to cause each Account Debtor and every other Person identified in the preceding sentence to make all payments owing to any Grantor to a Blocked Account or Deposit Account, as applicable; and

(ii) each Account Debtor which is a Governmental Authority (and only such Account Debtors) to make all payments owing to any Grantor to the Government Lockbox Account.

(b)  In the event that any Grantor directly receives any remittances or payments on Accounts Receivable or any other obligation, notwithstanding the arrangements for payment directly into the Blocked Accounts or the Deposit Accounts, such remittances and payments shall be held in trust for the benefit of the Senior Collateral Agent and the other Senior Secured Parties and shall be segregated from other funds of such Grantor, subject to the Lien granted by the Senior Subsidiary Security Agreement, and such Grantor shall cause such remittances and payments to be deposited into the applicable Blocked Account or Deposit Account as soon as practicable after such Grantor’s receipt thereof.  The foregoing provisions of this paragraph shall not apply to any Securitization

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Assets or Factoring Assets that have been transferred pursuant to a Securitization or Factoring Transaction permitted by the terms of the Senior Credit Agreement.

SECTION 11.  Accounts.  (a)  The following are the Blocked Accounts:

Blocked Account Bank	Account Numbers

(b)  The following are the initial Deposit Accounts:

Account Holder	Account Details

(c)  The following is the Concentration Account:

Account Holder	Account Details

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Schedule 4
to the Senior Subsidiary
Security Agreement

[FORM OF]

BLOCKED ACCOUNT AGREEMENT

[Date]

[Blocked Account Bank]

[address]

Ladies and Gentlemen:

Reference is made to (a) account no. [                ] maintained with you (the “Blocked Account Bank”) by [                           ] (the “Grantor”) into which funds are deposited from time to time (the “Blocked Account”) and (b) the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Subsidiary Security Agreement”),  among the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Senior Subsidiary Security Agreement, including the Definitions Annex, the Senior Credit Agreement and, after the Senior Loan Obligation Payment Date, the applicable Additional Senior Debt Document) and the Senior Collateral Agent.

Pursuant to the Senior Subsidiary Security Agreement, the Grantor has granted to the Senior Collateral Agent, for the benefit of the Senior Secured Parties, a perfected security interest in certain property of the Grantor, including, the Blocked Account.

The Grantor hereby transfers to the Senior Collateral Agent exclusive ownership and control of, and all of its right, title and interest in and to, the Blocked Account and all funds and other property on deposit therein. By executing this Blocked Account Agreement, the Blocked Account Bank acknowledges that the Senior Collateral Agent now have exclusive ownership and control of the Blocked Account, that all funds in the Blocked Account shall be transferred to the Senior Collateral Agent as provided herein, that the Blocked Account is being maintained by the Blocked Account Bank for the benefit of the Senior Collateral Agent and that all amounts and other property therein are held by the Blocked Account Bank as custodian for the Senior Collateral Agent.

Except as provided in paragraphs (e), (f) and (l) below, the Blocked Account shall not be subject to deduction, setoff, banker’s lien, counterclaim, defense, recoupment or any other right in favor of any Person or entity other than the Senior Collateral Agent. By executing this Blocked Account Agreement the Blocked Account Bank also acknowledges that, as of the date hereof, the Blocked Account Bank has received no notice of any other pledge or assignment of the Blocked Account and the Blocked Account Bank agrees with the Senior Collateral Agent as follows:

(a) Notwithstanding anything to the contrary or any other agreement relating to the Blocked Account, the Blocked Account is and will be maintained for the benefit of the Senior Collateral Agent, will be entitled “Citicorp North America, Inc., as Senior Collateral Agent under the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June 5, 2009 Account” and will be subject to written instructions only from an authorized officer of the Senior Collateral Agent (except as expressly provided otherwise herein).

(b) The Blocked Account Bank agrees to give the Senior Collateral Agent prompt notice if the Blocked Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

(c) [A post office box (the “Lockbox”) has been rented in the name of the Grantor at the [                                post office and the address to be used for such Lockbox is:

[Insert address]

The Blocked Account Bank’s authorized representatives will have access to the Lockbox under the authority given by the Grantor to the post office and will make regular pick-ups from the Lockbox timed to gain maximum benefit of early presentation and availability of funds.  The Blocked Account Bank will endorse and process all checks received in the Lockbox and deposit such checks (to the extent eligible) in the Blocked Account in accordance with the procedures set forth below .]

(d) The Blocked Account Bank will follow its operating procedures for the handling of any [checks received from the Lockbox] or other remittance received in the Blocked Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.

(e) The Blocked Account Bank will endorse and process all eligible checks and other remittance items not covered by paragraph (d) and deposit such checks and remittance items in the Blocked Account.

(f) The Blocked Account Bank will mail all checks returned unpaid because of uncollected or insufficient funds under appropriate advice to the Grantor (with a copy of the notification of return to the Senior Collateral Agent). The Blocked Account Bank may charge the Blocked Account for the amounts of any returned check that has been previously credited to the Blocked Account. To the extent insufficient funds remain in the Blocked Account to cover any such

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returned check, the Grantor shall indemnify the Blocked Account Bank for the uncollected amount of such returned check upon your demand.

(g) The Blocked Account Bank will maintain a record of all checks and other remittance items received in the Blocked Account on a daily basis and, in addition to providing the Grantor with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items, furnish to the Senior Collateral Agent a monthly statement setting forth the amounts deposited in and withdrawn from the Blocked Account and shall furnish such other information relating to the Blocked Account at such times as shall be reasonably requested by the Senior Collateral Agent to:  Citicorp North America, Inc., as Senior Collateral Agent, [          ], Attention: [                      ], with a copy to the Grantor.

(h) Prior to the delivery of a written notice from the Senior Collateral Agent in the form of Exhibit A hereto (the “Blocked Account Cash Sweep Notice”), the Grantor is free to withdraw funds from the Blocked Account in such amounts and with such frequency as the Grantor may from time to time determine, without notice to or consent from the Senior Collateral Agent.

(i) From and after delivery to the Blocked Account Bank of a Blocked Account Cash Sweep Notice and until the Blocked Account Bank is notified in writing by the Senior Collateral Agent that the Blocked Account Cash Sweep Notice is no longer in effect (a “Blocked Account Cash Sweep Period”), the Grantor will have no control over the use of, or any right to withdraw any amount from, to draw upon, or to otherwise exercise any power with respect to the Blocked Account, except that the Grantor shall be permitted to instruct the Blocked Account Bank only with respect to the transfer of funds from the Blocked Account to the Concentration Account (as defined below) in accordance with paragraph (k) below.

(j) During a Blocked Account Cash Sweep Period, the Blocked Account Bank shall transfer, in same day funds, on each Business Day, all funds, if any on deposit in, or otherwise to the credit of, the Blocked Account to the account listed below (the “Concentration Account”) in accordance with paragraph (k) below, provided that funds on deposit that are subject to collection may be transmitted promptly upon collection:

ABA Number:
[name and address of Grantor’s bank]

Account Name:
Concentration Account

Account Number:
Reference:
Attn:

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or to such other account as the Senior Collateral Agent may from time to time, or at any time, designate in writing.

(k) During a Blocked Account Cash Sweep Period, (i) the Grantor shall provide written instructions to the Blocked Account Bank on each Business Day to transfer all funds on deposit in, or otherwise credited to, the Blocked Account to the Concentration Account; (ii) to the extent there are any available balances in the Blocked Account at the end of any Business Day which have not been transferred pursuant to clause (i) of this paragraph, the Grantor shall provide, on the next Business Day, written instructions for the transfer of such available balances from the Blocked Account to the Concentration Account; and (iii) if the Grantor does not provide the written instructions pursuant to clause (ii) of this paragraph, the Blocked Account Bank shall automatically initiate such transfer described in clause (ii) of this paragraph and all other transfers from the Blocked Account to the Concentration Bank without further direction from the Grantor until otherwise notified by the Senior Collateral Agent.

(l) All customary service charges and fees with respect to the Blocked Account shall be debited to the Blocked Account. In the event insufficient funds remain in the Blocked Account to cover such customary service charges and fees, the Grantor shall pay and indemnify the Blocked Account Bank for the amounts of such customary service charges and fees.  Neither the Senior Collateral Agent nor the Senior Secured Parties shall have any liability for the payment of any such fees in respect of the Blocked Account.

This letter agreement shall be binding upon and shall inure to the benefit of the Blocked Account Bank, the Grantor, the Senior Collateral Agent, the Senior Secured Parties referred to in the Senior Subsidiary Security Agreement and their respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified or terminated except upon the mutual consent of the Senior Collateral Agent, the Grantor and the Blocked Account Bank.  The Blocked Account Bank may terminate the letter agreement only upon 45 days’ prior written notice to the Grantor and the Senior Collateral Agent. The Senior Collateral Agent may terminate this letter agreement at any time.  So long as any Senior Obligations remain outstanding and the Commitments are still outstanding, upon such termination the Blocked Account Bank shall close the Blocked Account and transfer all funds in the Blocked Account to the Senior Collateral Agent at the Concentration Account or as otherwise directed by the Senior Collateral Agent.  After any such termination, the Blocked Account Bank shall nonetheless remain obligated promptly to transfer to the Concentration Account or as the Senior Collateral Agent may otherwise direct all funds and other property received in respect of the Blocked Account.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter

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agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Senior Collateral Agent, the Grantor and the Blocked Account Bank.

This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

5

Schedule 4
to the Senior Subsidiary
Security Agreement

Upon acceptance of this letter agreement it will be the valid and binding obligation of the Grantor, the Senior Collateral Agent, and the Blocked Account Bank, in accordance with its terms.

Very truly yours, [ ]

By:
Name:
Title:

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,

by
Name:
Title:

Acknowledged and agreed to as of the date first above written:
[ ]
By
Name:
Title:

Exhibit A
to the Blocked Account Agreement

BLOCKED ACCOUNT CASH SWEEP NOTICE

[Blocked Account Bank]
[Address]

Re:           Account No. [        ] (the “Blocked Account”)

Ladies and Gentlemen:

Reference is made to the Blocked Account and that certain Blocked Account Agreement dated June 27, 2001 and amended and restated as of June [    ], 2009 (as amended, supplemented or otherwise modified from time to time, the “Blocked Account Agreement”) among the Blocked Account Bank, the Grantor and the Senior Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Blocked Account Agreement.

The Senior Collateral Agent hereby notifies you that, in accordance with certain provisions of the Senior Subsidiary Security Agreement, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Senior Collateral Agent) to the Senior Collateral Agent, in same day funds, on each Business Day, the entire balance in the Blocked Account to the Concentration Account specified in paragraph (j) of the Blocked Account Agreement (or to such other account as the Senior Collateral Agent may from time to time, or at any time, designate in writing) until you are notified in writing by the Senior Collateral Agent that this Blocked Account Cash Sweep Notice is no longer effective.

Very truly yours, CITICORP NORTH AMERICA, INC, as Senior Collateral Agent,

By:
Name:
Title:

Schedule 5
to the Senior Subsidiary
Security Agreement

[FORM OF]

LOCKBOX ACCOUNT AGREEMENT

[Date]

[Mellon Bank, N.A.
Document Control Group Manager
500 Ross Street
Mellon Client Service Center
Room 154-1380
Pittsburgh, PA 15262-001]
Ladies and Gentlemen:

Reference is made to (a) account number [       ] and corresponding lockbox and data automation system maintained with Mellon Bank, N.A. (“you” or the “Lockbox Account Bank”) by [         ] (the “Grantor”) into which funds are deposited from time to time (the “Lockbox Account”) and (b) the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June [        ], 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Subsidiary Security Agreement”) among the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Senior Subsidiary Security Agreement, including the Definitions Annex and Senior Credit Agreement referred to therein) and the Senior Collateral Agent.

The Grantor hereby confirms its irrevocable and unconditional instruction to you that, until receipt of a written notice from the Senior Collateral Agent to the contrary, you shall follow exclusively the instructions of the Senior Collateral Agent with respect to the Lockbox Account without further consent by the Grantor or any other Person and that the Lockbox Account shall be under the sole dominion and control of the Senior Collateral Agent.  Notwithstanding anything to the contrary or any other agreement relating to the Lockbox Account, the Lockbox Account is and will be maintained for the benefit of the Senior Collateral Agent, will be entitled “blocked account for the benefit of Citicorp North America, Inc., as Senior Collateral Agent under the Senior Subsidiary Agreement dated as of June 27, 2001 and amended and restated as of June [     ], 2009 Account” and will be subject to written instructions only from an authorized officer of the Senior Collateral Agent.

The Grantor also hereby notifies you that the Senior Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of, or in connection with, the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of, or in connection with, the Lockbox Account.  The Senior Collateral Agent hereby instructs you, until you receive notice from the Senior Collateral Agent changing this instruction, to transfer, in same day funds, on each Business Day, all funds, if any on deposit in, or otherwise to the credit of, the Lockbox Account to the account listed below, provided that funds on deposit in the Lockbox Account that are subject to collection may be transmitted properly upon collection.

BA Number:
[name and address of Grantor’s bank]

Account Name:
Concentration Account
for the Rite Aid Senior
Subsidiary Security Agreement

Account Number:
Reference:
Attn:

[or to such other account as the Senior Collateral Agent and the Grantor may designate in writing.]

The Grantor also hereby notifies the Lockbox Account Bank that, as collateral security for the Senior Obligations, the undersigned Subsidiary Guarantors granted to the Grantor and the Grantor hereby assigns to the Senior Collateral Agent a continuing security interest in (i) the Lockbox Account, (ii) all contract rights and privileges in respect to the Lockbox Account, (iii) all cash, checks, money orders and other items of value on deposit in the Lockbox Account and (iv) all proceeds of the foregoing.

By executing this Lockbox Account Agreement, and so long as the Grantor shall have any obligations to the Senior Collateral Agent or their assigns, you irrevocably agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker’s lien, control or other purported form of claim with respect to the Lockbox Account or funds or other items from time to time therein.  Except for your right to debit the Lockbox Account as described herein, you hereby expressly subordinate all your rights to the Lockbox Account or funds or other items therein, to all rights of the Senior Collateral Agent.

All customary fees, charges and expenses for the maintenance and provision of services in conjunction with the Lockbox Account are the responsibility of the Grantor.  In the event that the Grantor does not pay such customary fees, charges and expenses due to the Lockbox Account Bank within ten (10) days after the due date, the Lockbox Account Bank is authorized to charge the Lockbox Account for such fees.  In addition, any overdrafts with respect to the Lockbox Account shall be debited, at any time and from time to time, to the Lockbox Account in such amounts as may be required to pay such overdrafts, without recourse to the Senior Collateral Agent.  The Senior Collateral Agent shall have no right to the sums so debited by the Lockbox Account Bank.  In the

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event insufficient funds remain in the Lockbox Account to cover any overdrafts, the Grantor shall pay and indemnify the Lockbox Account Bank for the amounts of any overdrafts.  The Senior Collateral Agent shall not have any liability for the payment of any fees or charges in respect of the Lockbox Account, including customary service charges and fees and any overdrafts.

The Grantor and the Senior Collateral Agent agree that the Lockbox Account Bank may debit the Lockbox Account for any items (including, but not limited to, checks, drafts, Automatic Clearinghouse (ACH) credits or wire transfers or other electronic transfers or credits) deposited or credited to the Lockbox Account which may be returned or otherwise not collected and, subject to the preceding paragraph, for all charges, fees, commissions and expenses incurred by the Lockbox Account Bank in providing services or otherwise in connection herewith.  The Lockbox Account Bank may charge the Lockbox Account as permitted herein at such times as are in accordance with the Lockbox Account Bank’s customary practice for the chargeback of returned items and expenses.  In the event the Lockbox Account Bank is unable to obtain sufficient funds for such charges to cover returned items, or reversed or returned credits, or any other items not collected and any other charges, expenses, or commissions incurred by the Lockbox Account Bank in providing the services (referred to as a “cost” or “costs”), the Grantor shall indemnify the Lockbox Account Bank for all amounts related to the above described costs incurred by the Lockbox Account Bank.  The Senior Collateral Agent agrees that if there are insufficient funds in the Lockbox Account, the Grantor has not reimbursed the Lockbox Account Bank for the amounts described in this paragraph and the Lockbox Account Bank has transferred funds to the Senior Collateral Agent, then the Senior Collateral Agent agrees to reimburse the Lockbox Account Bank (for any returned items described in this paragraph but not for charges, fees or commissions incurred therewith) within ten (10) business days after demand by the Lockbox Account Bank.  The Senior Collateral Agent’s obligations under this paragraph shall terminate 120 days after the termination of this Lockbox Account Agreement.

Notwithstanding any other provision of this Lockbox Account Agreement, unless the Lockbox Account Bank is grossly negligent or engages in wilful misconduct in performance or non-performance in connection with this Lockbox Account Agreement and the Lockbox Account, the Lockbox Account Bank shall not be liable to any Party hereto or any other person or entity for any action or failure to act under or in connection with this Lockbox Account Agreement.  The Grantor agrees to indemnify and hold the Lockbox Account Bank harmless from any claims, damages, losses or expenses incurred by any party in connection herewith; in the event the Lockbox Account Bank breaches the standard of care set forth herein, the Grantor and the Senior Collateral Agent each expressly agrees that the Lockbox Account Bank’s liability shall be limited to damages directly caused by such breach and in no event shall the Lockbox Account Bank be liable for any incidental, indirect, punitive or consequential damages or attorney’s fees whatsoever.

Notwithstanding any other provision of this Lockbox Account Agreement, the Lockbox Account Bank shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to an act of God, war,

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civil commotion, governmental action, fire, explosion, strikes, other industrial disturbance, equipment malfunction, action, non-action or delayed action on the part of the Grantor or the Senior Collateral Agent or of any other entity or any other causes that are beyond the Lockbox Account Bank’s reasonable control.

You hereby represent that you have not, prior to the date hereof, entered into any agreement (which is currently in effect) pursuant to which you agreed that you would comply with instructions of any person (other than the Senior Collateral Agent) directing disposition of the funds in the Lockbox Account.

You agree to give the Senior Collateral Agent and the Grantor prompt notice if the Lockbox Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process served upon you.

This Lockbox Account Agreement may not be modified or terminated by the Grantor unless, in the case of a modification, the prior written consent of the Senior Collateral Agent and the Lockbox Account Bank is obtained and, in the case of termination, the prior written consent of the Senior Collateral Agent is obtained.  The Lockbox Account Bank may terminate this Lockbox Account Agreement upon thirty (30) days’ prior written notice to the Grantor and the Senior Collateral Agent.  The Senior Collateral Agent may terminate this Lockbox Account Agreement at any time.  Upon any such termination, any collected and available balances in the Lockbox Account will be transferred in accordance with the Senior Collateral Agent’s instructions, and incoming mail with respect to the Lockbox Account received by the Lockbox Account Bank after such termination shall be forwarded  for a period not to exceed ninety (90) days in accordance with the Senior Collateral Agent’s instructions.  The Grantor’s obligations under this Lockbox Account Agreement to indemnify, hold harmless and pay amounts owed (and the Grantor’s obligation to reimburse the Lockbox Account Bank for any returned items) shall survive the termination of this Lockbox Account Agreement.

[This Lockbox Account Agreement shall be governed by the laws of the State of New York.]

The terms and conditions of the services, attached as Exhibit A, is made part of this Lockbox Account Agreement with respect to matters not explicitly covered in this Lockbox Account Agreement.  To the extent there is a conflict between this Lockbox Account Agreement and the terms and conditions of services, this Lockbox Account Agreement shall take precedence.

This Lockbox Account Agreement shall become effective immediately upon its execution by all parties hereto.  Any notice permitted or required hereunder shall be in writing and shall be deemed to have been duly given if sent by Personal delivery, express or first class mail, or facsimile addressed, in the case of notice to the Lockbox Account Bank, to:

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[Mellon Bank, N.A.
Document Control Group Manager
Mellon Client Service Center
500 Ross Street
Room 154-1380
Pittsburgh, PA 15262-0001]
Phone:  (412) 234-4172
Fax:  (412) 236-7419
and, in the case of notice to the Grantor, to:

30 Hunter Lane
Camp Hill, PA 17011
Phone: [                    ]
Fax: [                    ]
Attn: Rite Aid Funding LLC/ Rite Aid Treasury

and, in the case of notice to the Senior Collateral Agent to:

[                         ]
Fax: [                         ]
Attn: [                         ]

or to such other address or addresses as the party to receive notice may provide in writing to the other party in accordance with this paragraph.  The Lockbox Account Bank shall have no duty or obligation to inquire into the authenticity or effectiveness of any such notice received pursuant to this Lockbox Account Agreement.

This Lockbox Account Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute and are the same agreement.  Delivery of an executed counterpart of a signature page to this Lockbox Account Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Lockbox Account Agreement.

Please agree to the terms of, and acknowledge receipt of, this Lockbox Account Agreement by signing in the space provided below.

Very truly yours, [NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

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By:___________________, on behalf of each of the above listed companies	By:____________________, on behalf of each of the above listed companies

Name:	Name:

Agreed and acknowledged: [MELLON BANK, N.A.] By:__________________________ Name: Title:
CITICORP NORTH AMERICA, INC., as Senior Collateral Agent, By:__________________________ Name: Title:

6

Schedule 6
to the Senior Subsidiary
Security Agreement

GOVERNMENT LOCKBOX ACCOUNT AGREEMENT

[Date]

[Mellon Bank, N.A.
Document Control Group Manager
Mellon Client Service Center
500 Ross Street
Room 154-1380
Pittsburgh, PA 15262-0001]
Ladies and Gentlemen:

Reference is made to (a) account no. [     ] and corresponding lockbox and data automation system maintained with Mellon Bank, N.A. (“you” or the “Government Lockbox Account Bank”) by [                            ] (the “Grantor”) into which funds are deposited from time to time (the “Government Lockbox”) and (b) the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June [     ], 2009 (as amended, supplemented or otherwise modified from time to time, the “Senior Subsidiary Security Agreement”), among the Subsidiary Guarantors (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to such term in the Senior Subsidiary Security Agreement including the Definitions Annex and the Senior Credit Agreement referred to therein and, after the Senior Loan Obligation Payment Date, the applicable Additional Senior Debt Document) and the Senior Collateral Agent.

The Grantor hereby provides the following revocable instruction with respect to the Government Lockbox Account (the “Standing Revocable Instruction”): the Government Lockbox Account Bank shall transfer from the Government Lockbox Account daily, via a zero balance service as described in the terms and conditions of the services, attached as Exhibit A, all available funds held in the Government Lockbox Account to account no. [         ] at Mellon Bank, N.A. in the name of the Grantor for Citicorp North America, Inc., as Senior Collateral Agent (which account is under the sole dominion and control of the Senior Collateral Agent).  This Standing Revocable Instruction is revocable by the Grantor at any time and for any reason by providing written instructions to the Government Lockbox Account Bank (with a copy to the Senior Collateral Agent), signed by the undersigned (which writing may be by facsimile and upon which you may conclusively rely), whereupon the Government Lockbox Account Bank shall follow, without further inquiry, such contrary written instruction and not the Standing Revocable Instruction, provided, however, that revocation of such Standing Revocable Instruction shall not be effective until the later of (a) three Business Days after it is given or (b) the date the Grantor provides identification reasonably acceptable to the Senior Collateral Agent and the Government Lockbox Account Bank of the collections then in the Government Lockbox Account with respect to which the Obligor is a

Governmental Entity and with respect to which the Obligor is not a Governmental Entity, in which latter case the said revocation shall not be effective.

The Grantor also hereby notifies the Government Lockbox Account Bank that, as collateral security for the Senior Obligations, the undersigned Subsidiary Guarantors granted to the Grantor and the Grantor hereby assigns to the Senior Collateral Agent a continuing security interest in (i) the Government Lockbox Account, (ii) all contract rights and privileges in respect to the Government Lockbox Account, (iii) all cash, checks, money orders and other items of value on deposit in the Government Lockbox Account and (iv) all proceeds of the foregoing.

By executing this Government Lockbox Account Agreement, and so long as the Grantor shall have any obligations to the Senior Collateral Agent or their assigns, you irrevocably agree not to assert, claim or endeavor to exercise, irrevocably bar and estop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any right of set-off, banker’s lien, control or other purported form of claim with respect to the Government Lockbox Account or funds or other items from time to time therein.  Except for your right to debit the Government Lockbox Account as described herein, you hereby expressly subordinate all your rights to the Government Lockbox Account or funds or other items therein, to all rights of the Grantor and the Senior Collateral Agent.

All customary fees, charges and expenses for the maintenance and provision of services in conjunction with the Government Lockbox Account are the responsibility of the Grantor.  In the event that the Grantor does not pay such customary fees, charges and expenses due to the Government Lockbox Account Bank within ten (10) days after the due date, the Government Lockbox Account Bank is authorized to charge the Government Lockbox Account for such fees.  In addition, any overdrafts with respect to the Government Lockbox Account shall be debited, at any time and from time to time, to the Government Lockbox Account in such amounts as may be required to pay such overdrafts, without recourse to the Senior Collateral Agent.  The Senior Collateral Agent shall have no right to the sums so debited by the Government Lockbox Account Bank.  In the event insufficient funds remain in the Lockbox Account to cover any overdrafts, the Grantor shall pay and indemnify the Government Lockbox Account Bank for the amounts of any overdrafts.  The Senior Collateral Agent shall not have any liability for the payment of any fees or charges in respect of the Government Lockbox Account, including customary service charges and fees and any overdrafts.

The Grantor and the Senior Collateral Agent agree that the Government Lockbox Account Bank may debit the Government Lockbox Account for any items (including, but not limited to, checks, drafts, Automatic Clearinghouse (ACH) credits or wire transfers or other electronic transfers or credits) deposited or credited to the Government Lockbox Account which may be returned or otherwise not collected and, subject to the preceding paragraph, for all charges, fees, commissions and expenses incurred by the Government Lockbox Account Bank in providing services or otherwise in connection herewith.  The Government Lockbox Account Bank may charge the Government Lockbox Account as

2

permitted herein at such times as are in accordance with the Government Lockbox Account Bank’s customary practice for the chargeback of returned items and expenses.  In the event the Government Lockbox Account Bank is unable to obtain sufficient funds for such charges to cover returned items, or reversed or returned credits, or any other items not collected and any other charges, expenses, or commissions incurred by the Government Lockbox Account Bank in providing the services (referred to as a “cost” or “costs”) the Grantor shall indemnify the Government Lockbox Account Bank for all amounts related to the above described costs incurred by the Government Lockbox Account Bank.  The Senior Collateral Agent agrees that if the Grantor has not reimbursed the Government Lockbox Account Bank for the amounts described in this paragraph and the Government Lockbox Account Bank has transferred funds to the Senior Collateral Agent, then the Senior Collateral Agent agrees to reimburse the Government Lockbox Account Bank (for any returned items described in this paragraph but not for charges, fees or commissions incurred therewith) within ten business days after demand by the Government Lockbox Account Bank.  The Senior Collateral Agent’s obligations under this paragraph shall terminate 120 days after the termination of this Government Lockbox Account Agreement.

Notwithstanding any other provision of this Government Lockbox Account Agreement, unless the Government Lockbox Account Bank is grossly negligent or engages in wilful misconduct in performance or non-performance in connection with this Government Lockbox Account Agreement and the Government Lockbox Account, the Lockbox Account Bank shall not be liable to any Party hereto or any other person or entity for any action or failure to act under or in connection with this Lockbox Account Agreement.  The Grantor agrees to indemnify and hold the Government Lockbox Account Bank harmless from any claims, damages, losses or expenses incurred by any party in connection herewith; in the event the Government Lockbox Account Bank breaches the standard of care set forth herein, the Grantor and the Senior Collateral Agent each expressly agrees that the Government Lockbox Account Bank’s liability shall be limited to damages directly caused by such breach and in no event shall the Government Lockbox Account Bank be liable for any incidental, indirect, punitive or consequential damages or attorney’s fees whatsoever.

Notwithstanding any other provision of this Government Lockbox Account Agreement, the Government Lockbox Account Bank shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to an act of God, war, civil commotion, governmental action, fire, explosion, strikes, other industrial disturbance, equipment malfunction, action, non-action or delayed action on the part of the Grantor or the Senior Collateral Agent or of any other entity or any other causes that are beyond the Government Lockbox Account Bank’s reasonable control.

You hereby represent that you have not, prior to the date hereof, entered into any agreement (which is currently in effect) pursuant to which you agreed that you would comply with instructions of any person (other than the Grantor and the Senior Collateral Agent) directing disposition of the funds in the Government Lockbox Account.

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You agree to give the Senior Collateral Agent and the Grantor prompt notice if the Government Lockbox Account becomes subject to any writ, judgment, warrant of attachment, execution or similar process served upon you.

This Government Lockbox Account Agreement may not be modified or terminated by the Grantor unless, in the case of a modification, the prior written consent of the Senior Collateral Agent and the Government Lockbox Account Bank is obtained and, in the case of termination, the prior written consent of the Senior Collateral Agent is obtained.  The Government Lockbox Account Bank may terminate this Government Lockbox Account Agreement upon thirty (30) days’ prior written notice to the Grantor and the Senior Collateral Agent.  Upon any such termination, any collected and available balances in the Government Lockbox Account will be transferred in accordance with the Grantor’s instructions, and incoming mail with respect to the Government Lockbox Account received by the Government Lockbox Account Bank after such termination shall be forwarded  for a period not to exceed ninety (90) days in accordance with the Senior Collateral Agent’s instructions.  The Senior Collateral Agent may terminate this Government Lockbox Account Agreement at any time.  The Grantor’s obligations under this Government Lockbox Account Agreement to indemnify, hold harmless and pay amounts owed (and the Senior Collateral Agent’s obligation to reimburse the Government Lockbox Account Bank for any returned items) shall survive the termination of this Government Lockbox Account Agreement.

This Government Lockbox Account Agreement shall be governed by the laws of the State of New York.

The terms and conditions of the services, attached as Exhibit A, is made part of this Government Lockbox Account Agreement with respect to matters not explicitly covered in this Government Lockbox Account Agreement.  To the extent there is a conflict between this Government Lockbox Account Agreement and the terms and conditions of services, this Government Lockbox Account Agreement shall take precedence.

This Government Lockbox Account Agreement shall become effective immediately upon its execution by all parties hereto.  Any notice permitted or required hereunder shall be in writing and shall be deemed to have been duly given if sent by personal delivery, express or first class mail, or facsimile addressed, in the case of notice to the Government Lockbox Account Bank, to:

[Mellon Bank, N.A.
Document Control Group Manager
Mellon Client Service Center
500 Ross Street
Room 154-1380
Pittsburgh, PA 15262-0001
Phone: (412) 234-4172
Fax: (412) 236-7419]

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and, in the case of notice to the Grantor, to:

30 Hunter Lane
Camp Hill, PA 17011
Phone: [                    ]
Fax: [                    ]
Attn: Rite Aid Funding LLC/ Rite Aid Treasury

and, in the case of notice to the Senior Collateral Agent, to:

[                         ]
Fax: [                         ]
Attn: [                         ]

or to such other address or addresses as the party to receive notice may provide in writing to the other party in accordance with this paragraph.  The Government Lockbox Account Bank shall have no duty or obligation to inquire into the authenticity or effectiveness of any such notice received pursuant to this Government Lockbox Account Agreement.

This Government Lockbox Account Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute and are the same agreement.  Delivery of an executed counterpart of a signature page to this Government Lockbox Account Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Government Lockbox Account Agreement.

Please agree to the terms of, and acknowledge receipt of, this Government Lockbox Account Agreement by signing in the space provided below.

Very truly yours, [NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

5

By:___________________, on behalf of each of the above listed companies	By:____________________, on behalf of each of the above listed companies

Name:	Name:

Agreed and acknowledged:
[MELLON BANK, N.A.]

By:__________________________
     Name:
     Title:

CITICORP NORTH AMERICA, INC., as Senior Collateral Agent,

By:__________________________
     Name:
     Title:

6

Schedule 7
to the Senior Subsidiary
Security Agreement

[FORM OF]

CONCENTRATION ACCOUNT AGREEMENT

[Date]

[Concentration Account Bank]
[address]

Ladies and Gentlemen:

Reference is made to (a) account no. [                ] maintained with you (the “Concentration Account Bank”) by [                           ] (the “Grantor”) into which funds are deposited from time to time (the “Concentration Account”) and (b) the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June [   ], 2009 (as amended, supplemented or otherwise modified from time to time, the Senior Subsidiary Security Agreement”),  among the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning assigned to such term in the Senior Subsidiary Security Agreement, including the Definitions Annex and Senior Credit Agreement referred to therein and, after the Senior Loan Obligation Payment Date, the applicable Additional Senior Debt Document) and the Senior Collateral Agent.

Pursuant to the Senior Subsidiary Security Agreement, the Grantor has granted to the Senior Collateral Agent, for the benefit of the Senior Secured Parties, a perfected security interest in certain property of the Grantor, including the Concentration Account.

The Grantor hereby transfers to the Senior Collateral Agent exclusive ownership and control of, and all of its right, title and interest in and to, the Concentration Account and all funds and other property on deposit therein. By executing this Concentration Account Agreement, the Concentration Account Bank acknowledges that the Senior Collateral Agent now have exclusive ownership and control of the Concentration Account, that all funds in the Concentration Account shall be transferred to the Senior Collateral Agent as provided herein, that the Concentration Account is being maintained by the Concentration Account Bank for the benefit of the Senior Collateral Agent and that all amounts and other property therein are held by the Concentration Account Bank as custodian for the Senior Collateral Agent.

Except as provided in paragraphs (e), (f) and (j) below, the Concentration Account shall not be subject to deduction, setoff, banker’s lien, counterclaim, defense, recoupment or any other right in favor of any Person or entity other than the Senior Collateral Agent. By executing this Concentration Account Agreement, the Concentration Account Bank also acknowledges that, as of the date hereof, the

Concentration Account Bank has received no notice of any other pledge or assignment of the Concentration Account and the Concentration Account Bank agrees with the Senior Collateral Agent as follows:

(a) Notwithstanding anything to the contrary or any other agreement relating to the Concentration Account, the Concentration Account is and will be maintained for the benefit of the Senior Collateral Agent, will be entitled “Citicorp North America, Inc., as Senior Collateral Agent under the Senior Subsidiary Security Agreement dated as of June 27, 2001 and amended and restated as of June 5, 2009 Account” and will be subject to written instructions only from authorized officers of the Senior Collateral Agent (except as expressly provided otherwise herein).

(b) The Concentration Account Bank agrees to give the Senior Collateral Agent prompt notice if the Concentration Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

(c) [A post office box (the “Lockbox”) has been rented in the name of the Grantor at the [                                   post office and the address to be used for such Lockbox is:

[Insert address]

The Concentration Account Bank’s authorized representatives will have access to the Lockbox under the authority given by the Grantor to the post office and will make regular pick-ups from the Lockbox timed to gain maximum benefit of early presentation and availability of funds.  The Concentration Account Bank will endorse process all checks received in the Lockbox and deposit such checks (to the extent eligible) in the Concentration Account in accordance with the procedures set forth below .]

(d) The Concentration Account Bank will follow its usual operating procedures for the handling of any [checks received from the Lockbox] or other remittance received in the Concentration Account that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees and the like.

(e) The Concentration Account Bank will endorse and process all eligible checks and other remittance items not covered by paragraph (d) and deposit such checks and remittance items in the Concentration Account.

(f) The Concentration Account Bank will mail all checks returned unpaid because of uncollected or insufficient funds under appropriate advice to the Grantor (with a copy of the notification of return to the Senior Collateral Agent). The Concentration Account Bank may charge the Concentration Account for the amounts of any returned check that has been previously credited to the Concentration Account. To the extent insufficient funds remain in the

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Concentration Account to cover any such returned check, the Grantor shall indemnify the Concentration Account Bank for the uncollected amount of such returned check upon your demand.

(g) The Concentration Account Bank will maintain a record of all checks and other remittance items received in the Concentration Account on a daily basis and, in addition to providing the Grantor with photostatic copies thereof, vouchers, enclosures and the like of such checks and remittance items, furnish to the Senior Collateral Agent a monthly statement setting forth the amounts deposited in and withdrawn from the Concentration Account and shall furnish such other information relating to the Concentration Account at such times as shall be reasonably requested by the Senior Collateral Agent to:  Citicorp North America, Inc., as Senior Collateral Agent, 388 Greenwich Street, New York, New York 10013, Attention: [          ], with a copy to the Grantor.

(h) Prior to the delivery of a written notice from the Senior Collateral Agent in the form of Exhibit A hereto (the “Concentration Account Cash Sweep Notice”), the Grantor is free to withdraw funds from the Concentration Account in such amounts and with such frequency as the Grantor may from time to time determine, without notice to or consent from the Senior Collateral Agent.

(i) From and after delivery to the Concentration Account Bank of a Concentration Account Cash Sweep Notice and until the Concentration Account Bank is notified in writing by the Senior Collateral Agent that the Concentration Account Cash Sweep Notice is no longer in effect (a “Concentration Account Cash Sweep Period”), the Grantor will have no control over the use of, or any right to withdraw any amount from, to draw upon, or to otherwise exercise any power with respect to the Concentration Account.

(j) During a Concentration Account Cash Sweep Period, the Concentration Account Bank shall transfer, in same day funds, on each Business Day, all funds, if any on deposit in, or otherwise to the credit of, the Concentration Account to the account listed below (the “Citibank Concentration Account”) or to such other account as the Senior Collateral Agent may from time to time designate in writing, provided that funds on deposit that are subject to collection may be transmitted promptly upon collection to:

ABA Number:
[Citicorp North America, Inc.
388 Greenwich Street
New York, NY 10013]
Account Name: Citibank Concentration Account
Account Number:
Reference:
Attn:

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(k) All customary service charges and fees with respect to the Concentration Account shall be debited to the Concentration Account. In the event insufficient funds remain in the Concentration Account to cover such customary service charges and fees, the Grantor shall pay and indemnify the Concentration Account Bank for the amounts of such customary service charges and fees.  Neither the Senior Collateral Agent nor the Senior Secured Parties shall have any liability for the payment of any fees or charges in respect of the Concentration Account.

This letter agreement shall be binding upon and shall inure to the benefit of the Concentration Account Bank, the Grantor, the Senior Collateral Agent, the Senior Secured Parties referred to in the Senior Subsidiary Security Agreement and their respective successors, transferees and assigns of any of the foregoing. This letter agreement may not be modified or terminated except upon the mutual consent of the Senior Collateral Agent, the Grantor and the Concentration Account Bank.  The Concentration Account Bank may terminate the letter agreement only upon 45 days’ prior written notice to the Grantor and the Senior Collateral Agent. The Senior Collateral Agent may terminate this letter agreement at any time.  So long as any Senior Obligations remain outstanding and the Commitments are still outstanding, upon such termination the Concentration Account Bank shall close the Concentration Account and transfer all funds in the Concentration Account to the Senior Collateral Agent at the Citibank Concentration Account or as otherwise directed by the Senior Collateral Agent.  After any such termination, the Concentration Account Bank shall nonetheless remain obligated promptly to transfer to the Concentration Account, or as the Senior Collateral Agent may otherwise direct, all funds and other property received in respect of the Concentration Account.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

This letter agreement supersedes all prior agreements, oral or written, with respect to the subject matter hereof and may not be amended, modified or supplemented except by a writing signed by the Senior Collateral Agent, the Grantor and the Concentration Account Bank.

This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York.

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Upon acceptance of this letter agreement, it will be the valid and binding obligation of the Grantor, the Senior Collateral Agent, and the Concentration Account Bank, in accordance with its terms.

Very truly yours, [ ]

By:
Name:
Title:

CITICORP NORTH AMERICA, INC, as Senior Collateral Agent,

By:
Name:
Title:

Acknowledged and agreed to as of
the date first above written:

[                                                         ]

By:  __________________________
Name:
Title:

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Exhibit A
to the Concentration Account Agreement

CONCENTRATION ACCOUNT CASH SWEEP NOTICE

[Concentration Account Bank]

[Address]

Re:           Account No. [        ] (the “Concentration Account”)

Ladies and Gentlemen:

Reference is made to the Concentration Account and that certain Concentration Account Agreement dated June 27, 2001 and amended and restated as of June 5, 2009 (as amended, supplemented or otherwise modified from time to time, the “Concentration Account Agreement”) among the Concentration Account Bank, the Grantor and the Senior Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Concentration Account Agreement.

The Senior Collateral Agent hereby notifies you that, in accordance with certain provisions of the Senior Subsidiary Security Agreement, from and after the date of this notice, you are hereby directed to transfer (by wire transfer or other method of transfer mutually acceptable to you and the Senior Collateral Agent) to the Senior Collateral Agent, in same day funds, on each Business Day, the entire balance in the Concentration Account to the Citibank Concentration Account specified in paragraph (j) of the Concentration Account Agreement (or to such other account as the Senior Collateral Agent may from time to time, or at any time, designate in writing) until you are notified in writing by the Senior Collateral Agent that this Concentration Account Cash Sweep Notice is no longer effective.

Very truly yours, CITICORP NORTH AMERICA, INC, as Senior Collateral Agent,

By:
Name:
Title:

Schedule 8
to the Senior Subsidiary
Security Agreement

PERFECTION CERTIFICATE